SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Allion Healthcare, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

November 17, 2006

Dear Stockholder:

On behalf of the board of directors and management of Allion Healthcare, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on December 13, 2006, at 1:00 p.m., Eastern Standard Time, at the Hilton Huntington, Executive Room 3, located at 598 Broadhollow Road, Melville, New York 11747. At the Annual Meeting, you will be asked to:

1. Elect six members to the board of directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

2. Ratify the selection of BDO Seidman, LLP (“BDO Seidman”) as Allion’s Independent Registered Public Accountants for the 2006 fiscal year; and

3. Transact such other business as properly comes before the Annual Meeting.

These and the above matters are more fully described in the accompanying Notice of the Annual Meeting and Proxy Statement.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. We have enclosed with this letter a Notice of the Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope. We have also enclosed Allion Healthcare, Inc.’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005. Please vote your proxy as directed on the proxy card so that your stock may be voted at this meeting. Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. You may revoke your proxy at any time before it is voted.

The board of directors of Allion recommends that stockholders vote “FOR” election of the board’s nominees for director and “FOR” the ratification of BDO Seidman as Allion’s Independent Registered Public Accountants.

Sincerely,

Michael P. Moran

Chairman of the Board,

President, and

Chief Executive Officer

Your Vote is Important

Please execute and return the enclosed proxy promptly,

whether or not you plan to attend the Allion Healthcare, Inc. Annual Meeting.

ALLION HEALTHCARE, INC.

1660 WALT WHITMAN ROAD, SUITE 105

MELVILLE, NEW YORK 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	December 13, 2006
TIME:	1:00 p.m. Eastern Standard Time
PLACE:	Hilton Huntington, Executive Room 3 598 Broadhollow Road, Melville, New York 11747

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

DATE AND TIME:	December 13, 2006, 1:00 p.m. Eastern Standard Time

PLACE:	Hilton Huntington, Executive Room 3 598 Broadhollow Road, Melville, New York 11747

ITEMS OF BUSINESS:	(1) Elect six members to the board of directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2) Ratify the selection of BDO Seidman as Allion’s Independent Registered Public Accountants for the 2006 fiscal year; and

(3) Transact such other business that may properly come before the Annual Meeting.

VOTING BY PROXY:	To ensure your representation at the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed addressed envelope. The giving of a proxy will not affect your right to revoke the proxy or to attend the Annual Meeting and vote in person.

ADMISSION TO THE MEETING:

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on October 30, 2006. The Annual Meeting will begin promptly at 1:00 p.m., Eastern Standard Time on December 13, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

James G. Spencer

Secretary, Treasurer and Chief Financial Officer

Melville, New York

November 17, 2006

ALLION HEALTHCARE, INC.

1660 WALT WHITMAN ROAD, SUITE 105

MELVILLE, NEW YORK 11747

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 13, 2006

We are providing these proxy materials to you in connection with the solicitation of proxies by the board of directors of Allion Healthcare, Inc. for the 2006 Annual Meeting of Stockholders and for any adjournment or postponement of the Annual Meeting. This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2006 Annual Meeting. The 2006 Annual Meeting will be held on December 13, 2006 at the Hilton Huntington, Executive Room 3, located at 598 Broadhollow Road, Melville, New York 11747, at 1:00 p.m., Eastern Standard Time. In this Proxy Statement, we refer to Allion Healthcare, Inc. as “Allion,” “we” or “us.”

We intend to mail this Proxy Statement and a proxy card on or about November 20, 2006 to people who, according to our records, owned common shares of Allion as of the close of business on October 30, 2006. With this Proxy Statement, we are mailing a copy of Allion’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005.

At the Annual Meeting, you will be asked to vote on the following proposals:

1. Elect six directors, each for a one-year term;

2. Ratify the selection by the board of directors of BDO Seidman as Allion’s Independent Registered Public Accountants for the 2006 fiscal year; and

3. Transact such other business as may properly come before the Annual Meeting.

The board of directors recommends that the stockholders vote “FOR” election of each of the board’s nominees for director, and “FOR” ratification of BDO Seidman as Allion’s Independent Registered Public Accountants.

INFORMATION ABOUT THE 2006 ANNUAL MEETING AND VOTING

The Annual Meeting

The Annual Meeting will be held on December 13, 2006 at the Hilton Huntington, Executive Room 3, located at 598 Broadhollow Road, Melville, New York 11747, at 1:00 p.m., Eastern Standard Time.

This Proxy Solicitation

We are sending you this Proxy Statement because the board of directors of Allion is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. At the close of business on October 30, 2006, which shall be referred to in this proxy statement as the “Record Date,” there were 16,203,666 shares of common stock of Allion outstanding, which constitute all of the outstanding voting shares of Allion. Only holders of record shares of common stock on the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share issued and outstanding on the Record Date will be entitled to one vote on each of the proposals presented at the Annual Meeting. On November 20, 2006, we will begin mailing this Proxy Statement to all people who will be entitled to vote at the Annual Meeting.

Allion is paying the cost of soliciting these proxies. Allion’s directors, officers and employees may request proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. Allion will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding these proxy materials to the beneficial owners of our shares.

Quorum Required

Our Third Amended and Restated Bylaws require the presence in person or by proxy of stockholders of record holding a majority of the issued and outstanding shares of our common stock entitled to vote on the matters to be presented at the Annual Meeting to constitute a quorum for conducting business at the Annual Meeting. If a quorum is not present, a vote cannot occur, and a majority in interest of the stockholders entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting without notice other than by announcement at the meeting, until a quorum is present or represented. Proxy cards received by us but marked “ABSTAIN” and broker non-votes will be included in the calculation of the number of shares considered in determining whether or not a quorum exists. As long as a quorum is achieved, the failure to return a proxy card or vote in person will not affect the outcome of the proposals presented at the Annual Meeting.

Voting Your Shares

Voting in Person. You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting.

Voting By Proxy. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the Annual Meeting. If a proxy card is properly executed, returned to us and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If a proxy card is signed but no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted “FOR” the election of the six nominees for director, designated Proposal 1 on the proxy card, and “FOR” the proposal to ratify the selection of BDO Seidman as Allion’s Independent Registered Public Accountants for the fiscal year 2006, designated Proposal 2 on the proxy card, as these are “discretionary” proposals, as described below. If you do not return your proxy card and do not attend the meeting, and the shares are registered in your name, your shares will not be voted.

Broker Voting. Shares registered in the name of a broker or other nominee will be voted as follows:

•	Discretionary Proposals. A broker or other nominee that holds your shares in its name is permitted to vote your shares on the “discretionary” proposals, which include the election of directors and the ratification of BDO Seidman as Allion’s Independent Registered Public Accountants for the 2006 fiscal year, even if the broker does not receive voting instructions from you. With respect to the proposal for the election of directors which requires a plurality of shares present and entitled to vote, your failure to indicate voting instructions to your broker will not count for or against a nominee and will not affect the outcome.

•	Non-Discretionary Proposals. Certain proposals are “non-discretionary,” which means that brokers who do not receive instructions from their clients do not have discretion to vote on those items. Accordingly, if you do not instruct your broker how to vote your shares, your shares will not be considered entitled to vote on a non-discretionary proposal and will not affect the outcome. There are no non-discretionary proposals contained in this proxy for vote at the Annual Meeting.

Abstentions. Shares represented by proxies which are marked “ABSTAIN” for a particular proposal are present and entitled to vote on the proposal and will, therefore, have the effect as a vote “AGAINST” the proposal.

Votes Required

In the election of directors, the six nominees for director who receive the most “FOR” votes will be elected. You may vote “FOR” all of the director nominees, “WITHHOLD AUTHORITY” to vote for all of the nominees or “WITHHOLD AUTHORITY” to vote for any individual nominee but vote for all other nominees. Shares that are withheld from voting as to any nominee will not affect the outcome. If you return a properly executed proxy card but do not provide instructions with respect to the election of director nominees, your shares will be voted “FOR” the six nominees recommended by Allion’s board of directors.

For the ratification of the appointment of BDO Seidman as Allion’s Independent Registered Public Accountants for the 2006 fiscal year, the proposal will be approved if a majority of shares represented at the Annual Meeting and entitled to vote on this matter consent to the proposal. If you return a properly executed proxy card but do not provide instructions, your shares will be voted “FOR” the proposal to ratify the appointment of BDO Seidman. If you indicate “ABSTAIN” on your proxy card, your vote will count against this proposal.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of three ways:

1. You may notify the Secretary of Allion in writing that you wish to revoke your proxy. Please contact: Allion Healthcare, Inc., 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, Attention: James G. Spencer, Secretary. We must receive your notice before the time of the Annual Meeting.

2. You may submit a properly executed proxy dated later than your original proxy.

3. You may attend the Annual Meeting and vote in person. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Additional Information

Together with this Proxy Statement, we are mailing our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

Information Related to Forward Looking Statements

This Proxy Statement and our 2005 Annual Report on Form 10-K/A contain forward-looking statements. All statements that are not purely historical are forward looking statements and can be identified with words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” “project,” “goal,” “may,” “should,” “will,” and “continue.”

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and other factors concerning our business operations, financial conditions and financial results, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. All forward-looking statements included or incorporated by reference in this Proxy Statement are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements to reflect subsequent events or circumstances. Readers of this Proxy Statement are cautioned not to place undue reliance on such statements. The reader also should consult the cautionary statements and risk factors listed from time to time in the other reports we file with the Securities and Exchange Commission, such as our 2005 Annual Report on Form 10-K/A that was mailed together with this Proxy Statement. These statements discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control.

Proposal 1:

Election of Directors

The following individuals are the board of director’s nominees for election to the board of directors of Allion:

Michael P. Moran

Gary P. Carpenter

Russell J. Fichera

John Pappajohn

Derace Schaffer, M.D.

Harvey Z. Werblowsky

Each director will be elected to serve for a one-year term, until the next annual meeting of stockholders and until his replacement is elected and qualified, unless he resigns or is removed before his term expires. The six nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, then the proxies will be voted for any substitute nominee who may be designated by the present board of directors. Alternatively, the board of directors may decide to reduce the number of directors to eliminate the vacancy. Unless otherwise instructed, the proxy holders will vote the shares represented by validly executed proxies received by them “FOR” each of the nominees named above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named. For more detailed information about each of the nominees, see the discussion under the heading “Directors, Nominees and Executive Officers,” which begins on page 9 of this Proxy Statement.

To the knowledge of Allion, no arrangement or understanding exists between any of the six nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee of Allion. None of the nominees has any family relationship to any other nominee or to any executive officer of Allion.

Recommendation

The board of directors unanimously recommends a vote “FOR” each of the nominees named above to the board of directors.

Proposal 2:

Ratification of Independent Accountants

The board of directors, upon the recommendation of the audit committee of the board of directors, and subject to the ratification by Allion’s stockholders, has appointed BDO Seidman to act as Independent Registered Public Accountants for Allion and its consolidated subsidiaries for the 2006 fiscal year. The board believes that BDO Seidman’s experience with and knowledge of Allion is important, and would like to continue this relationship. BDO Seidman has advised Allion that the firm does not have, and has never had, any direct or indirect financial interest in Allion or any of its subsidiaries, other than as a provider of auditing and accounting services.

In making the recommendation for BDO Seidman to continue as Allion’s Independent Registered Public Accountants for the year ended December 31, 2006, the audit committee reviewed past audit results performed during 2005 and proposed audit services to be performed during 2006. In selecting BDO Seidman, the audit committee and the board of directors carefully considered BDO Seidman’s independence. BDO Seidman has never performed any work except audit and tax services for Allion since it became Allion’s independent accountants in fiscal year 2003.

BDO Seidman has confirmed to Allion that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (the “SEC”) governing auditor independence. A representative of BDO Seidman is expected to attend the Annual Meeting. The BDO Seidman representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

In the event the stockholders fail to ratify the appointment, the audit committee of the board of directors will reconsider its selection. Even if the selection of BDO Seidman as Allion’s Independent Registered Public Accountants for fiscal year 2006 is ratified, the audit committee, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if it or the board of directors feels that such a change would be in Allion’s and its stockholders’ best interests.

Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of BDO Seidman, as Allion’s Independent Registered Public Accountants for the 2006 fiscal year.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Other than as described in this Proxy Statement, the board of directors has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxies in accordance with their best judgment. Such proxies will also have discretionary authority to vote in their judgment upon the election of any person as a director in place of a nominee named on the proxy card, who is unable to serve or for good cause will not serve as a director, and upon matters incident to the conduct of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of September 27, 2006, as to:

•	each of our current directors (including five of the six nominees), our one nominee who is not currently a director and Named Executive Officers (as defined on page 13 of this Proxy Statement) individually;

•	all our directors and executive officers as a group; and

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

For the purposes of calculating percentage ownership as of September 27, 2006, 16,203,666 shares of common stock were issued and outstanding. In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to options and/or warrants held by that person that are currently exercisable or exercisable within 60 days of September 27, 2006. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information furnished by these owners, have sole voting power and investment power with respect to these shares, subject to applicable community property laws. Except as otherwise noted below, the address of the particular stockholder named in the following table is Allion Healthcare, Inc., 1660 Walt Whitman Road, Suite 105, Melville, New York 11747.

	Beneficial Ownership of Shares
Name	Number	Percentage
Directors, Nominees and Named Executive Officers:
John Pappajohn(1)	867,500	5.4%
Michael P. Moran(2)	455,000	2.8%
Derace Schaffer, M.D.(3)	120,000	0.7%
Mikelynn Salthouse(4)	60,500	0.4%
James G. Spencer(5)	56,250	0.4%
John W. Colloton(6)	16,667	0.1%
Harvey Z. Werblowsky(7)	16,667	0.1%
Robert E. Fleckenstein, R.Ph.(8)	12,500	0.0%
Russell J. Fichera	—	0.0%
Gary P. Carpenter	—	0.0%
All current executive officers and directors as a group (8 persons)	1,544,584	9.5%

5% Stockholders:
Bonanza Capital, Ltd. et al.(9)	1,396,000	8.6%
Next Century Growth Investors, LLC et al.(10)	1,193,185	7.4%
Massachusetts Financial Services Company(11)	895,500	5.5%
Arbor Capital Management, LLC et al.(12)	891,700	5.5%

(1)	The common stock owned includes 20,000 shares of common stock issuable upon the exercise of options and 442,500 shares of common stock issuable upon the exercise of warrants.
(2)	The common stock owned includes 455,000 shares of common stock issuable upon the exercise of options.
(3)	The common stock owned includes 120,000 shares of common stock issuable upon the exercise of options.
(4)	Ms. Salthouse resigned from Allion effective 7/31/2006 and is no longer an executive officer. The common stock includes 60,500 shares of common stock issuable upon the exercise of options, which can only be exercised through 10/31/2006.
(5)	The common stock includes 56,250 shares of common stock issuable upon the exercise of options.
(6)	The common stock owned includes 16,667 shares of common stock issuable upon the exercise of options.
(7)	The common stock owned includes 16,667 shares of common stock issuable upon the exercise of options.
(8)	The common stock owned includes 12,500 shares of common stock issuable upon the exercise of options.
(9)	The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed jointly on August 18, 2006 by Bonanza Capital, Ltd. (“Bonanza Capital”) and Bonanza Master Fund, Ltd. (“Bonanza Master Fund”). According to the Schedule 13G, each of Bonanza Capital and Bonanza Master Fund beneficially owns 1,396,000 shares of Allion common stock, with shared voting power and shared dispositive power over all such shares. According to the Schedule 13G, each of Bonanza Capital and Bonanza Master Fund disclaim beneficial ownership in the reported shares except to the extent of their pecuniary interest therein. The address for Bonanza Capital and Bonanza Master Fund is 300 Crescent Court, Suite 250, Dallas, Texas 75201.
(10)	The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed jointly on February 14, 2006 by Next Century Growth Investors, LLC (“Next Century”), Thomas L. Press and Donald M. Longlet. According to the Schedule 13G, each of New Century, Mr. Press and Mr. Longlet beneficially owns 1,193,185 shares of Allion common stock, with shared voting power and shared dispositve power over all such shares. The reported shares are held in investment advisory accounts of Next Century, and according to the Schedule 13G, no such account is known to have an interest in more than 5% of Allion’s common stock. According to the Schedule 13G, the reported shares may be deemed beneficially owned by (i) Next Century by virtue of its investment discretion and/or voting power over client securities, which may be revoked, and (ii) Messrs. Press and Longlet as a result of their positions with and ownership positions in Next Century. According to the Schedule 13G, each of Next Century, Mr. Press and Mr. Longlet disclaim beneficial ownership in the reported shares except to the extent of each of their respective pecuniary interests therein. The address for Next Century and Messrs. Press and Longlet is 5500 Wayzata Blvd, Suite 1275, Minneapolis, MN 55416.
(11)	The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed on February 10, 2006 by Massachusetts Financial Services Company (“MFS”). According to the Schedule 13G, MFS has sole voting power with respect to 871,790 shares of Allion common stock and sole dispositve power with respect to 895,500 shares of Allion common stock. The address for MFS is 500 Boylston Street, Boston, MA 02116.
(12)	The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed jointly on February 3, 2006 by Arbor Capital Management, LLC (“Arbor Capital”) and Rick D. Leggott. According to the Schedule 13G, each of Arbor Capital and Mr. Leggott beneficially owns 891,700 shares of Allion common stock, with sole voting power and sole dispositve power over all such shares. According to the Schedule 13G, Arbor Capital is an investment adviser that has been granted discretionary dispositive power over its clients’ securities and in some instances has voting power over such securities, which delegated authority may be revoked at any time. Not more than 5% of Allion common stock is owned by any one of Arbor Capital’s clients. According to the Schedule 13G, Mr. Leggott is the CEO and majority shareholder of Arbor Capital, and he may therefore be deemed to have voting or dispositive power over the common stock beneficially owned by Arbor Capital. The address for Arbor Capital and Mr. Leggott is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, MN 55402.

For 5% or greater beneficial owners, we have based the disclosure in the above table on Schedules 13D or 13G filed with the SEC and received by us prior to the date of this proxy statement. Amendments to Schedule 13G are required to be filed 45 days after the end of the calendar year. As a result, given our proxy statement mailing date, changes in the share holdings, as well as the list of 5% beneficial owners, enumerated in the above table may have occurred which have not yet been reported in a Schedule 13G filing. Therefore, we are providing the additional supplementary information set forth below:

	Shares Held
Name	Number	Percentage
Kennedy Capital Management Inc.(1)	1,185,003	7.3%
Mazama Capital Management Inc.(2)	1,071,600	6.6%
Capital Research & Management Co.(3)	900,000	5.6%

(1)	Based solely on information obtained from a Form 13F filed by Kennedy Capital Management Inc. (“Kennedy”) with the SEC on August 14, 2006 pursuant to which Kennedy reported having sole investment discretion over the reported shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Kennedy’s Form 13F. The principal address for Kennedy is 10829 Olive Blvd., St. Louis, Missouri 63141.

(2)	Based solely on information obtained from a Form 13F filed by Mazama Capital Management Inc. (“Mazama”) with the SEC on August 8, 2006 pursuant to which Mazama reported having sole investment discretion over the reported shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Mazama’s Form 13F. The principal address for Mazama is One SW Columbia, Suite 1500, Portland, Oregon 97258.
(3)	Based solely on information obtained from a Form 13F filed by Capital Research & Management Co. (“Capital”) with the SEC on August 14, 2006 pursuant to which Capital reported having sole investment discretion over the reported shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Capital’s Form 13F. The principal address for Capital is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain of our officers (as specified in regulations issued by the SEC) and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Such persons are called “insiders”. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on our receipt during the 2005 fiscal year of the copies of such reports of ownership and certifications from executive officers and directors that no other reports were required for such persons, we believe that during the 2005 fiscal year all filing requirements applicable to our executive officers, directors and such greater than ten percent stockholders were complied with on a timely basis, except that Mr. Pappajohn failed to timely file a Form 4 to report the exercise of 50,000 options on December 30, 2005. The report was filed on January 13, 2006.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The nominating and corporate governance committee of the board of directors has recommended, and the board, acting unanimously, has proposed, the following individuals as nominees for directorships to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified: Michael P. Moran, Gary P. Carpenter, Russell J. Fichera, John Pappajohn, Dr. Derace Schaffer, and Harvey Z. Werblowsky. John W. Colloton will not continue as one of our directors after the Annual Meeting. Future recommendations for director nominees will be proposed by the nominating and corporate governance committee of the board of directors as discussed in more detail below.

The following table shows the names and ages of all of Allion’s executive officers and the director nominees who will serve if their elections are approved by stockholders at the Annual Meeting.

Name	Age	Positions
Michael P. Moran	46	Chairman, Chief Executive Officer and President
Gary P. Carpenter	50	Director Nominee
Russell J. Fichera(1)	53	Director
John Pappajohn	78	Director
Derace Schaffer, M.D.(1)(2)(3)	58	Director
Harvey Z. Werblowsky, Esq.(2)(3)	58	Director
Robert E. Fleckenstein, R.Ph.	53	Vice President, Pharmacy Operations
James G. Spencer	38	Chief Financial Officer, Secretary and Treasurer

(1)	Member of audit committee
(2)	Member of nominating and corporate governance committee
(3)	Member of compensation committee

Michael P. Moran has served as our Chairman, Chief Executive officer and President and as a member of our board of directors since 1997. From 1996 to 1997, Mr. Moran was a Regional Vice President at Coram Healthcare, Inc. From 1990 to 1996, Mr. Moran was a Regional Vice President for Chartwell Home Therapies, Inc. Prior to 1990, Mr. Moran held various sales and management positions at Critical Care America, Inc. Mr. Moran received a B.A. in management from Assumption College.

Gary P. Carpenter, CPA has been a partner in charge of Healthcare Services at Holtz Rubenstein Reminick, LLP (“Holtz”) since 1998. Mr. Carpenter has a diverse background in the healthcare industry. Prior to joining Holtz, he founded his own healthcare consulting firm. He was Vice President of Finance at a national healthcare corporation and has worked with healthcare companies throughout the nation in a variety of areas including corporate organizational issues, profit maximization and representation before Medicare and Medicaid government representatives on various reimbursement issues. Mr. Carpenter has extensive experience in mergers and acquisitions in the healthcare industry and has worked with numerous hospitals on their expansion plans into the home healthcare industry. Mr. Carpenter is a member of the New York State Society of CPA’s. He is also a member of the Healthcare Financial Management Association where he is the chairman of the Continuing Care Committee. Active in his community, Mr. Carpenter serves on the Advisory Board for the Long Island chapter of the Multiple Sclerosis Society and is a Trustee of the Environmental Center of Smithtown. He also serves on the Pastoral Council of St. Patrick Church. His previous service included being a member of the board of St. Patrick School and he served as an Associate Trustee of North Shore University Hospital. Mr. Carpenter earned his B.B.A. degree in accounting from Adelphi University.

Russell J. Fichera has served as one of our directors since May 2006 and has served as the chairperson of the Audit Committee since August 2006. Mr. Fichera began his professional career with the public accounting firm of Arthur Andersen & Co and has over 20 years of experience in healthcare. From 1997 to 1999, he served as Chief Financial Officer (“CFO”) of Prism Health Group, a national provider of contract rehabilitation services to skilled nursing facilities and hospitals. From 1999 to 2001, he served as the CFO of American Pharmaceutical Services, a national provider of institutional pharmacy services. Since 2001, he has served as CFO of EnduraCare Therapy Management, a privately held therapy program management firm.

John Pappajohn has served as one of our directors since 1996. Since 1969, Mr. Pappajohn has served as the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm. Mr. Pappajohn has served on the boards of directors of over 40 public companies and currently serves as a director of the following public companies: Healthcare Acquisition Corp., MC Informatics, Inc., PACE Health Management Systems, Inc. and CareGuide, Inc. (f/k/a Patient Infosystems, Inc.). Mr. Pappajohn has been an active private equity investor in healthcare companies for more than 30 years. Mr. Pappajohn has been a founder in several public healthcare companies such as Caremark Rx, Inc., Quantum Health Resources and Radiologix, Inc. Mr. Pappajohn received his B.A. in business from the University of Iowa.

Derace Schaffer, M.D. has served as one of our directors since 1996. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. Dr. Schaffer currently serves as a director of the following public companies: Healthcare Acquisition Corp., American Caresource Holdings, Inc. and CareGuide, Inc. (f/k/a Patient Infosystems, Inc.). He has served as chairman of several healthcare companies including, Radiologix, Inc. and Patient Infosystems, Inc. when those companies were private. Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare services and technology companies. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is currently also a Clinical Professor of Radiology at Weill Cornell Medical School and a member of Alpha Omega Alpha, the national medical honor society.

Harvey Z. Werblowsky, Esq. has served as one of our directors since 2004. Since December 2003, he has been the General Counsel of Kushner Companies, a real estate organization. From December 1990 until December 2003, Mr. Werblowsky was a partner at the law firm of McDermott Will & Emery LLP. Mr. Werblowsky received a B.A. from Yeshiva University and a J.D. from New York University School of Law.

Robert E. Fleckenstein, R.Ph. has served as our Vice President, Pharmacy Operations since December 2003 and is responsible for our national pharmacy operations. Mr. Fleckenstein has held positions in pharmacy management for 20 years, with over 10 of those years in specialty pharmacy. In 2003, he served as Account Manager for US Oncology, Inc. From 2000 to 2002, Mr. Fleckenstein served as Vice President of Operations for CVS ProCare at its Pittsburgh distribution center. From 1997 to 2000, he served as Director of Pharmacy Services for Stadtlanders Drug Company. Prior to 1997, Mr. Fleckstein held various management level positions in specialty and hospital pharmacy companies. Mr. Fleckstein received his B.S. in Pharmacy from the University of Pittsburgh and his MBA from the Katz Graduate School of Business at the University of Pittsburgh.

James G. Spencer has served as our Chief Financial Officer, Secretary and Treasurer since 2004. From October 2003 to May 2004, Mr. Spencer served as a consultant to us until becoming Chief Financial Officer. From 2002 until 2003, Mr. Spencer served as a Vice President in the Health Care Investment Banking Group for Thomas Weisel Partners LLC. From 1999 to 2002, he served as Vice President in the Health Care Investment Banking Group for Credit Suisse First Boston. Prior to 1999, Mr. Spencer worked at Alex. Brown and Sons in Health Care Investment Banking. Mr. Spencer received his MBA from The Wharton School of the University of Pennsylvania and his B.S. in Economics and Management Statistics from the University of Maryland.

The board of directors has determined that the following directors are “independent” as such term is defined by the Nasdaq Marketplace Rules (the “Nasdaq Rules”): Harvey Z. Werblowsky, Dr. Derace Schaffer, Russell J. Fichera, John W. Colloton. In addition, the board of directors has determined that Gary P. Carpenter, a nominee for director, is “independent” under the Nasdaq Rules. Michael P. Moran is not “independent” under the

Nasdaq Rules because he is an executive officer of Allion. The board of directors has determined that John Pappajohn is not an independent director, under the Nasdaq Rules or the Exchange Act, due, among other things, to the warrants and other compensation that he has received from Allion and the size of his holdings in Allion.

Our Third Amended and Restated Bylaws provide that the board of directors has the authority to set the number of directors that constitutes the board of directors from time to time. Currently, our board of directors consists of six directors. The directors serve for a one year term until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. No stockholder or group of stockholders has put forward a candidate for election as a director of Allion.

Meetings of the Board of Directors and Board Committees

The board of directors has held a total of 13 meetings during the fiscal year ended December 31, 2005 and 12 meetings during the first nine months of the 2006 fiscal year. Each of the directors has attended at least 80% of the meetings of the board in 2005. All of the directors who serve on a committee have attended at least 75% of the meetings held by each respective committee in 2005. Five of our directors attended the Annual Meeting of Stockholders in the 2005 fiscal year.

The standing committees of the board of directors include an audit committee, a compensation committee and a nominating and corporate governance committee. All members of these committees are independent directors as such term is defined in the Nasdaq Rules.

Audit Committee. The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal controls and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent accountants and determines whether they are independent of management. The audit committee currently consists of Messrs. Colloton, Fichera and Dr. Schaffer, each of whom qualifies as independent for audit committee membership, as defined in the Nasdaq Rules and in accordance with Exchange Act Rule 10A-3. In addition, each of Messrs. Colloton, Fichera and Dr. Schaffer is able to read and understand fundamental financial statements. Mr. Fichera serves as the chairperson of our audit committee, and our board of directors has determined that he meets the definition of an “Audit Committee Financial Expert”, as defined by the SEC. The audit committee met five times during the fiscal year ended December 31, 2005.

Subject to his election at the Annual Meeting, Gary P. Carpenter will join the audit committee to replace Mr. Colloton following the Annual Meeting. The board of directors has determined that Mr. Carpenter is independent for audit committee membership, as defined in the Nasdaq Rules and in accordance with Exchange Act Rule 10A-3, and Mr. Carpenter is able to read and understand fundamental financial statements.

Compensation Committee. The compensation committee determines our general compensation policies and the compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our executive officers. In addition, the compensation committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans. The current members of the compensation committee are Messrs. Werblowsky, Colloton and Dr. Schaffer, each of whom is an independent director as defined in the Nasdaq Rules. Mr. Werblowsky serves as the chairperson of our compensation committee. The compensation committee met once during the fiscal year ended December 31, 2005.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for reporting and making recommendations to the board concerning corporate governance matters.

The current members of the nominating and corporate governance committee are Messrs. Werblowsky, Colloton and Dr. Schaffer, each of whom is independent as defined in the Nasdaq Rules. Dr. Schaffer serves as the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee met once during the fiscal year ended December 31, 2005.

The audit committee, the compensation committee and the nominating and corporate governance committee each has adopted a written charter, approved by the board of directors, that further describes its function and responsibilities. You may obtain copies of these charters by going to the “Investor Relations” section of our website located at www.allionhealthcare.com.

We have adopted a Code of Ethics that applies to all of our directors, officers and employees including our principal executive officer and our principal financial and accounting officer. Our Code of Ethics has been filed with the SEC and is also available on our website located at www.allionhealthcare.com. Waivers of this code of ethics may be made only upon written request submitted to and approved by Allion’s board of directors. Changes in or waivers of the code of ethics that apply to our principal executive officer and our principal financial and accounting officer will be promptly disclosed on our website.

Director Nominee Criteria and Process

The nominating and corporate governance committee of the board of directors unanimously recommended the nominees for election to the board of directors at the 2006 Annual Meeting of Stockholders. The nominating and corporate governance committee works with the board of directors on an annual basis to establish criteria for selecting new directors, identify individuals qualified to become board members, screen and recommend to the board nominees for election to the board, and evaluate the performance of incumbent directors in determining whether to nominate them for reelection at the next annual meeting of stockholders. The nominating and corporate governance committee will consider nominees recommended by Allion’s stockholders and third-party search firms, outside counsel or other experts, to identify potential new director candidates. In evaluating a potential director candidate, the nominating and corporate governance committee considers, among other factors, the candidate’s high-level leadership experience in business or administrative activities, breadth of knowledge about issues affecting Allion and the healthcare, pharmaceutical and disease management industries, and ability and willingness to contribute special competencies to board activities. In addition to these criteria, the nominating and corporate governance committee evaluates directoral candidates based on their personal attributes, including integrity, loyalty to Allion and dedication to its success and welfare, sound and independent business judgment, awareness of the role of a director in Allion’s corporate citizenship and image, time available for meetings and consultation on corporate matters, wide contacts with business and political leaders and willingness to assume a broad, fiduciary responsibility on behalf of all of Allion’s stockholders for the management of the business. The nominating and corporate governance committee evaluates candidates on the basis of their qualifications, experience, skills and ability and without regard to gender, race, color, national origin or other protective status. Once possible candidates are identified, the nominating and corporate governance committee will discuss its recommendations with the board of directors. If the candidate is approved by the board, the recommended candidate will be nominated for election, subject to a vote by stockholders at an annual meeting of stockholders. If the recommendation by the nominating and corporate governance committee is undertaken to fill a vacancy on the board or new directorship, the candidate can be appointed as a director by a majority of the directors then in office and the director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Stockholder Nominations for Directors

Allion’s stockholders may submit candidates for consideration as director nominees by following the procedures outlined in the section entitled “Stockholder Proposals” in this Proxy Statement. Candidates proposed by stockholders in accordance with the required procedures outlined in that section are reviewed using the same criteria as candidates initially proposed by the nominating and corporate governance committee.

Resignation of Director

In a letter dated January 18, 2006, James B. Hoover notified us of his resignation from the board of directors and his reasons for resigning. On January 25, 2006, Mr. Hoover delivered an additional letter to us regarding his resignation. A description of Mr. Hoover’s reasons for resignation, as well as copies of his letters, and our position with respect to the reasons cited by Mr. Hoover for his resignation are provided with a Current Report on Form 8-K filed by us with the Securities and Exchange Commission on January 23, 2006, as subsequently amended by us on January 26, 2006.

Director Compensation

We do not have a formal policy regarding compensation of our directors for their service as directors. Historically, our non-employee directors have each been granted options to purchase 50,000 shares of common stock pursuant to our 1998 Stock Option Plan and 2002 Stock Incentive Plan as compensation for their initial term serving on our board of directors; however, Mr. Fichera has not been granted any options as of the date of this Proxy Statement. These previously granted options have an exercise price ranging from $2.00 to $6.00 per share approximating the fair market value as of the date of grant, and vest monthly in equal amounts over either a two or three-year period, beginning one month following the date such option is granted, and cease vesting when a director ceases to serve on our board of directors. In 2004, we also granted our non-employee directors serving at the time, options to purchase 20,000 shares of common stock pursuant to our 1998 Stock Option Plan and our 2002 Stock Incentive Plan upon the director’s re-election. These options have an exercise price approximating the fair market value as of the date of grant, and vested monthly in equal amounts over a one-year period. Our non-employee directors have not received any other compensation for their service as directors. We reimburse all directors for expenses incurred in connection with attending meetings. Directors who are employees or affiliates of ours have not received any compensation for their services as a director, other than Mr. Pappajohn, who may be deemed an affiliate. Accordingly, Mr. Moran has not been compensated for his services as a director.

Executive Officer Compensation

The following table sets forth certain elements of compensation paid by us during the years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer, and our three most highly compensated executive officers besides our Chief Executive Officer. We refer to these executives as the “Named Executive Officers”.

	Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus ($)(1)		Other Annual Compensation ($)(2)		Securities Underlying Options (#)
Michael P. Moran, Chairman, Chief Executive Officer President	2005 2004 2003	$ $ $	250,000 251,924 247,483	$ $ $	125,000 100,000 100,000	$ $ $	0 0 0	0 0 0

James G. Spencer,(3) Chief Financial Officer Secretary and Treasurer	2005 2004	$ $	200,000 151,538	$ $	70,000 20,000	$ $	8,876 2,513	0 125,000

Mikelynn Salthouse, R.N.,(4) Executive Vice President, Oris Health	2005 2004 2003	$ $ $	175,000 169,204 150,000	$ $ $	5,000 10,000 0	$ $ $	7,200 7,200 7,200	0 40,000 0

Robert E. Fleckenstein, R.Ph.,(5) Vice President, Pharmacy Operations	2005 2004	$ $	130,000 131,000	$ $	35,000 18,750	$ $	0 0	0 50,000

(1)	Bonuses were paid at the discretion of the compensation committee from time to time based on merit-based performance. We do not have a written bonus plan.

(2)	For the years presented, the amounts set forth in this column represent perquisites and other personal benefits which did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the named executive officer.
(3)	Mr. Spencer became our Chief Financial Officer on May 18, 2004. The amount shown in the table for 2004 represents the amount we paid Mr. Spencer from May 20 through December 31, 2004. In addition to the amount shown above, Mr. Spencer served as a consultant to us from January 1 until May 17, 2004, during which time he was paid a fee of $23,681. We pay 100% of the premiums for Mr. Spencer’s healthcare insurance plan in lieu of his participation in company-sponsored plans. We paid $8,876 and $2,513 for health insurance premiums for Mr. Spencer in 2005 and 2004, respectively. The amount we pay for Mr. Spencer’s coverage is less than the amount that we would be required to pay had he elected to be covered by the healthcare insurance that we make available to all of our employees. All of our other named executive officers except Mr. Spencer receive healthcare insurance that is identical to what we offer all of our employees.
(4)	The amounts shown for “Other Annual Compensation” reflect amounts paid to Ms. Salthouse for an annual automobile allowance. Ms. Salthouse resigned her position with Allion effective 7/31/06.
(5)	Mr. Fleckenstein became our Vice President, Pharmacy Operations, in January 2004.

No Loans to Directors or Executive Officers

We have not granted any loans to any directors or executive officers that are currently outstanding.

Options Granted in Last Fiscal Year

During 2005, there were no stock options granted to our named executive officers.

Name	Number of Securities Underlying Options(1)	Percentage of Total Options Granted to Employees in Fiscal Year 2004(2)	Exercise Price(3)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
					5%	10%
Michael P. Moran	0	0%	$—	—	$—	$—
James G. Spencer	0	0%	$—	—	$—	$—
Mikelynn Salthouse, R.N.	0	0%	$—	—	$—	$—
Robert E. Fleckenstein, R.Ph.	0	0%	$—	—	$—	$—

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number and value of vested and unvested options held by each of our Named Executive Officers as of December 31, 2005. There were no options exercised by the Named Executive Officers in 2005. Dollar values in the table are calculated based upon an assumed per share price of $4.19, which was the closing price of our common stock on September 27th, 2006, less the exercise price of the options, and multiplying the result by the number of shares.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael P. Moran	650,000	0	$2,361,000	$—
James G. Spencer	62,500	62,500	$—	$—
Mikelynn Salthouse, R.N.	85,000	30,000	$51,750	$—
Robert E. Fleckenstein, R.Ph.	12,500	37,500	$—	$—

Employment Agreements

On October 4, 2006, we entered into an employment agreement, effective as of October 1, 2006, with each of Michael P. Moran, our Chief Executive Officer and President, and James G. Spencer, our Chief Financial Officer (collectively, the “Employment Agreements,” and each of Messrs. Moran and Spencer, the “Executive”). Mr. Moran’s and Mr. Spencer’s annual base salaries under their Employment Agreements are $350,000 and $290,000, respectively, subject to increases from time to time in the sole discretion of our compensation committee. In addition, the Employment Agreements provide that the Executive may be awarded performance bonuses on an annual basis, commencing with a bonus that may be awarded for the 2006 fiscal year, as determined by the board of directors or compensation committee; provided, that the bonus for any year cannot exceed 40% of the Executive’s base salary for that year. The Executive is also entitled to participate in any employee benefit plans which we may from time to time have in effect for all or most of our senior executives. We will also provide each Executive with an automobile allowance of $800 per month.

In addition, for a minimum of two years following the date of his Employment Agreement, we agreed to reimburse Mr. Spencer for travel and living expenses incurred by him in traveling from his residence in Maryland to Melville, New York or any other location where our offices are moved. We also agreed that if at any time reimbursement for such expenses is characterized by the Internal Revenue Service as compensation to Mr. Spencer, we will pay him an additional amount equal to the tax paid by Mr. Spencer on such compensation so that the amount retained by Mr. Spencer after payment of taxes on such amount equals the tax imposed on the reimbursement of payments. Furthermore, if Mr. Spencer relocates his residence at any time, he will be reimbursed for relocation expenses.

The Employment Agreements provide for an initial term of one year and automatically renew for successive one-year periods unless notice of non-renewal is provided in writing by either party at least ninety (90) days before the end of the then-current term. The Employment Agreements may also be earlier terminated by the Company with or without Cause (as defined in the Employment Agreements), by the Executive with or without Good Reason (as defined in the Employment Agreements and including a Change in Control), or upon the Executive’s death or disability as further described in the Employment Agreements. Upon a termination by us for Cause, by the Executive without Good Reason or upon a notice of non-renewal by the Executive, the Executive is entitled to received accrued but unpaid salary through the termination date, cash in lieu of any accrued but unused vacation through the termination date and any benefits accrued or payable to the Executive under our benefit plans (collectively the “Accrued Benefits”). Upon a termination by the Executive for Good Reason or by us without Cause, or upon a notice of non-renewal by us, the Executive is entitled to receive certain termination benefits in addition to Accrued Benefits, including continuation of his then-current salary through the expiration of the then-current term, a lump sum payment equal to each Executive’s initial base salary set forth above and, with respect to Mr. Spencer, accelerated vesting of all options if Mr. Spencer terminates his agreement upon a Change in Control.

Pursuant to the Employment Agreements, the Executives are subject to confidentiality provisions as well as certain non-compete and non-solicitation obligations during the term of employment with the Company and for a one-year period following termination of employment. Notwithstanding the foregoing, if the Employment Agreement is terminated by us without Cause, by the Executive for Good Reasons or upon a notice of non-renewal by us with respect to Mr. Spencer, the Executive will no longer be bound by a restriction preventing him from directly or indirectly engaging, participating, assisting or investing in any competing business.

Compensation Committee Interlocks and Insider Participation

None of our executive officer serves as a director or member of the compensation committee of any other entity that has one or more executive officers serving as one of our directors or member of our compensation committee. Additionally, no member of our compensation committee was during 2005, or formerly, an officer or employee of ours or any of our subsidiaries.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for determining the Company’s executive compensation policies, developing compensation incentive plans and programs, reviewing and approving the compensation of the Company’s chief executive officer and making grants of stock options.

Philosophy. The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance and increase the profitability of the Company, thereby increasing stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Compensation Committee is composed of Harvey Z. Werblowsky, John W. Colloton and Derace Schaffer, M.D. with Mr. Werblowsky serving as the Committee Chairperson. Working with the Company, the Compensation Committee develops and implements compensation arrangements for the Company’s executive officers.

Compensation Structure

There are three primary components of executive compensation for the Company’s executive officers: base salary, bonus and stock option grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary. Base salaries for the Company’s executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Company’s compensation philosophy described above. No specific formula is applied in setting an executive officer’s base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the executive officer’s total compensation package. Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position and the individual’s contribution to the Company’s corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company’s size and complexity and changes in the executive’s responsibilities. The Compensation Committee approves all changes to executive officers’ salaries.

Bonus. The Compensation Committee, in its discretion, may award bonuses to executive officers. Such bonuses are based upon: an executive officer’s performance as well as the performance of the Company, such as the consummation of an important acquisition or financing, meeting or exceeding sales targets or recognition of superior performance. In 2005, the Compensation Committee approved all bonuses paid to the named executive officers. In addition to the bonuses paid to MikeLynn Salthouse and Robert E. Fleckenstein, the Compensation Committee approved performance bonuses to each of Mr. Moran, our Chief Executive Officer, and James Spencer, our Chief Financial Officer of $25,000 and $20,000, respectively, as well as bonuses paid in connection with the successful completion of the Company’s initial public stock offering of $100,000 and $50,000, respectively.

Stock Options. Stock options are designed to align the interests of executives with those of the Company’s stockholders. At this time, stock options are the only form of equity that an executive officer of the Company is entitled to receive. Stock option grants may be made to executive officers when one of the following events occurs: (i) upon initial employment, (ii) upon promotion to a new, higher position that entails increased responsibilities and accountability, (iii) for recognition of superior performance or (iv) as an incentive for continued service with the Company as well as continued superior performance. None of our named executive officers were granted stock options during 2005.

Chief Executive Officer Compensation. In 2005, Mr. Moran did not have an employment agreement with the Company. In 2005, Mr. Moran received a salary of $250,000 and was eligible to participate in benefit plans generally available to all employees of the Company. The Compensation Committee awarded Mr. Moran a

$25,000 performance bonus and a bonus of $100,000 based upon, among other things, the successful completion of the Company’s initial public stock offering. Mr. Moran did not receive an increase in salary nor did he receive any stock options during the year ended December 31, 2005. The Compensation Committee believes the relationship between the compensation paid to Mr. Moran and the Company’s performance is appropriate and serves stockholders’ interest.

Executive Officer Compensation. In addition to the factors mentioned above, the Compensation Committee’s general approach in setting executive officer compensation is to seek to be competitive with other companies in the Company’s industry and to get the best talent for the applicable management position. In determining bonuses, the Compensation Committee reviews the Company’s performance as a whole as well as all of the executive officer’s achievements. No executive officers of the Company were employed by employment agreement during the year ended December 31, 2005. The Compensation Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

Policy Regarding Section 162(m) of the Internal Revenue Code. In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation Committee may take such actions as it deems to be in the best interests of the stockholders, including (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

Submitted by the Compensation Committee of the Company’s board of directors:

Harvey Z. Werblowsky, Esq.

John W. Colloton

Derace Schaffer, M.D.

Stock Performance

The following performance graph compares the cumulative total shareholder return on the Company’s common stock for the year ended December 31, 2005 with the performance of a broad equity market indicator and the performance of a published industry index or peer group. The graph compares the cumulative total return on the Company’s common stock with (1) the NASDAQ Market Index and (2) with a peer group within NASDAQ Healthcare Services for the period from June 22, 2005 through December 31, 2005. Management believes the NASDAQ Healthcare Services peer group includes companies that are comparable to the Company in terms of their businesses.

The Company completed its initial public offering on June 22, 2005. Prior to June 23, 2005 the Company’s common stock did not trade on a public market. As a result, the cumulative total stockholder return on the common stock of the Company can not be provided for any period before that date. For purposes of preparing the graph, the Company assumed that an investment of $100 was made on June 22, 2005 with reinvestment of any dividends, if any at the time they were paid.

The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company’s common stock.

Comparison of Cumulative Total Return Among The Company, NASDAQ Market Index and Peer Group of companies in NASDAQ Healthcare Services

	6/22/05	06/30/05	09/30/05	12/31/05
Allion Healthcare, Inc	100.0	126.2	138.5	89.6
NASDAQ Stock Market	100.0	98.4	104.0	105.8
NASDAQ Healthcare Services	100.0	99.4	105.7	114.8

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings, the stock performance graph shall not be incorporated by reference in any such filings.

The closing price of Allion common stock on October 27, 2006, the last business day before the record date for the Annual Meeting, was $4.83. Allion shares are traded on the Nasdaq National Market under the symbol ALLI.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Warrants

In April 2003, the Company issued warrants to purchase 125,000 shares of common stock to Mr. Pappajohn, a director, at a price of $5.00 per share in connection with the Series C private placement.

In April 2005, the Company issued warrants to purchase 100,000 shares of common stock to Mr. Pappajohn at a price of $13.00 per share in consideration for the renewal of his West Bank loan guarantee through September 2005.

REPORT OF THE AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Audit Committee Report

The role of the audit committee is to assist the board of directors in its oversight of Allion’s accounting and financial reporting processes and the audits of Allion’s financial statements, in accordance with the audit committee charter. Management of Allion is responsible for the preparation, presentation and integrity of Allion’s financial statements, accounting and financial reporting principles, and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing Allion’s financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). In this context, the audit committee’s responsibilities are to oversee and monitor (i) Allion’s accounting and financial reporting processes, (ii) the integrity and audits of Allion’s financial statements, (iii) Allion’s compliance with legal and regulatory requirements, (iv) qualifications and independence of Allion’s independent accountants, and (v) the performance of Allion’s independent accountants. Following Allion’s initial public offering in June 2005, the independent accountants had free access to the audit committee to discuss any matters they deem appropriate. The audit committee meets periodically with the independent accountants to discuss the results of their explanations, the overall quality of Allion’s financial reporting and their evaluation of Allion’s internal control over financial reporting, as well as Allion’s critical accounting policies and practices and alternative treatments of financial information. You should refer to the audit committee charter for a more detailed explanation of the audit committee’s specific functions, responsibilities and procedures.

Now that Allion’s shares are listed on the Nasdaq National Market, the company is governed by the listing standards applicable thereto, specifically the definition of independence in the Nasdaq Rules. The audit committee currently consists of Messrs. Fichera, Colloton and Dr. Schaffer, each of whom is an independent member of our board of directors, as defined in the Nasdaq Rules and in accordance with Exchange Act Rule 10A-3.

Allion’s audit committee is also responsible for the appointment, compensation and oversight of the work of the independent accountants. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent accountant to assure that the provision of these services does not impair their independence.

In the performance of the audit committee’s oversight function, the audit committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2005, with management. This review included a discussion of the quality and acceptability of Allion’s financial reporting and controls. Allion’s management has the primary responsibility for the financial statements and reporting process, including our system of internal control over financial reporting. The audit committee relies without independent verification on the information provided to it and on such representations made by management.

The audit committee has discussed with BDO Seidman, Allion’s Independent Registered Public Accountants for the year ended December 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees (“SAS 61”), as amended by Statement on Auditing Standards No.’s 89 and 90 (“SAS 89” and “SAS 90”). SAS 61, as amended by SAS 89 and SAS 90, requires Allion’s independent accountants to provide the audit committee with additional information regarding the scope and results of their audit of Allion’s financial statements, including information with respect to (i) their responsibility under the PCAOB’s auditing standards, (ii) significant accounting policies, (iii) management judgements and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The audit committee has received the written disclosures from BDO Seidman required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, which provides that the independent accountants must discuss their independence with the audit committee and disclose in writing to the audit committee all relationships between the accountants and the company which, in the accountants’ judgment, reasonably may be thought to bear on their independence. The audit committee has discussed with BDO Seidman its independence and has determined that the accountants’ independence has been maintained.

Based upon the reports and discussions described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in Allion’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC. The audit committee has also selected and recommended to stockholders the ratification of the reappointment of BDO Seidman as the Independent Registered Public Accountants to audit Allion’s consolidated financial statements for fiscal year 2006.

As specified in the audit committee charter, it is not the duty of the audit committee to plan or conduct audits or to determine that Allion’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and Allion’s independent accountants. In giving its recommendation to the board of directors, the audit committee has relied without independent verification on management’s representation that such financial statements have been prepared with integrity and objectivity and BDO Seidman’s representations that they have been audited, and are in conformity with generally accepted accounting principals. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Neither do the audit committee’s reviews and discussions referred to above assure that the audit of Allion’s financial statements has been conducted in accordance with PCAOB’s standards, that Allion’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO Seidman is in fact independent.

This audit committee report shall not be deemed “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material. This report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, unless this report is specifically incorporated by reference.

November 2, 2006

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Russell J. Fichera*

John W. Colloton

Derace Schaffer, M.D.

*	Mr. Fichera joined the board of directors and the audit committee after Allion filed its Form 10-K and amendment thereto for the fiscal year ended December 31, 2005 and therefore did not review and discuss the audited financial statements included in such report with management.

Information Regarding the Fees Paid to BDO Seidman during the Year Ending December 31, 2005

General

The audit committee considered whether the services rendered by BDO Seidman, are compatible with maintaining BDO Seidman’s independence. The board of directors has ratified and affirmed the audit committee’s appointment of the accounting firm BDO Seidman to serve as the Independent Registered Public Accountants of Allion for the current fiscal year subject to ratification by Allion’s stockholders. Representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for Allion by BDO Seidman for the years ended December 31, 2005 and 2004 were:

	2005	2004
Audit Fees	$592,462	$99,000
Audit-Related Fees	47,719	11,292
Tax Fees	20,000	12,500

Total Fees	$660,181	$122,792

Audit Fees. BDO Seidman billed Allion $592,462 for fiscal year 2005 and $99,000 for fiscal year 2004 for professional services rendered in connection with the following:

•	Audit of the Company’s annual financial statements;

•	Reviews of the Company’s quarterly financial statements;

•	Fees for services rendered in connection with the Company’s Form S-1and Form S-8 filings;

•	Comfort letters, consents and other services related to Securities and Exchange Commission matters; and

•	Audit of our internal control over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Services. The aggregate audit-related fees billed during the fiscal year ended December 31, 2005 and 2004 were primarily related to acquisition audits and reviews of filings on Form 8K/A.

Tax Fees. The aggregate tax fees billed during the fiscal year ended December 31, 2005 were primarily related to the review of our net operating losses from previous years. The aggregate amount billed for all tax fees for the fiscal year ended December 31, 2004, principally covered tax planning, tax consulting and tax compliance services provided to Allion.

The overall increase in expense between 2005 and 2004 is related to the additional costs associated with accounting fees related to the internal control over financial reporting attestation report required by all public companies under Section 404 of the Sarbanes-Oxley Act of 2002 and also the IPO in 2005.

All Other Fees. No other professional services were rendered or fees were billed by BDO Seidman for the fiscal years ended December 31, 2005 and 2004.

Audit Committee Pre-Approval Policy

As required by Section 10A (i) (1) of the Exchange Act, all non-audit services to be performed by BDO Seidman, our independent accountant, must be approved in advance by the audit committee of the board of directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to BDO Seidman which are subsequently ratified by the Audit Committee (the de minimus exception).

The audit committee approves all audit engagement fees and all other significant compensation to be paid to the independent accountant and the terms of the engagement. The audit committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by BDO Seidman are submitted to the audit committee.

CORPORATE GOVERNANCE INFORMATION

Stockholders can access Allion’s corporate governance information, including Allion’s Code of Ethics and the charters of the audit committee, compensation committee, and nominating and corporate governance committee at Allion’s website, www.allionhealthcare.com. The content of Allion’s website is not incorporated by reference into, or considered a part of, this document.

COMMUNICATING WITH THE BOARD OF DIRECTORS

In order to communicate with the board of directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to James G. Spencer, Secretary, Allion Healthcare, Inc., at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747.

STOCKHOLDER PROPOSALS

Our third amended and restated bylaws provide that no business may be brought before a meeting except by a stockholder who (a) is entitled to vote at the meeting, (b) has delivered to the Secretary within the time limits described in the bylaws a written notice containing the information specified in the bylaws, and (c) was a stockholder of record at the time the notice was delivered to the Secretary. For a stockholder proposal to be properly brought before a meeting of stockholders, including the nomination of persons for election to our board of directors and for consideration by our nominating and governance committee, notice of such proposal must be received by our Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting. Accordingly, notice of stockholder proposals submitted pursuant to our bylaws will be considered untimely and not proper for action at the 2007 annual meeting if received by us before August 22, 2007 or after September 21, 2007. The proxies for the 2007 annual meeting will have discretionary authority to vote on any such matters as to which we did not received proper, timely notice. For each stockholder proposal to be properly submitted pursuant to our bylaws, the stockholder must provide Allion with: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner.

In addition, any proposal pursuant to Rule 14a-8 of the Exchange Act that a stockholder may desire to have included in our proxy materials for presentation at the 2007 annual meeting of stockholders must be received by us at our executive offices at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, Attention: Mr. James G. Spencer, Secretary, on or prior to July 23, 2007.

ADDITIONAL INFORMATION

We have adopted a process called “householding” for mailing the annual report and Proxy Statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the annual report and Proxy Statement at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact James G. Spencer, Secretary, Allion Healthcare, Inc., at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, or at telephone number (631) 547-6520. Eligible stockholders of record receiving multiple copies of the annual report and Proxy Statement can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of the annual report and Proxy Statement or you may request householding by contacting your broker, bank or nominee.

Ú  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ú

PROXY

ALLION HEALTHCARE, INC.

ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALLION HEALTHCARE, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO

ITS EXERCISE

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on December 13, 2006 and the proxy statement, and appoints Michael P. Moran and James G. Spencer or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Allion Healthcare, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2006 annual meeting of stockholders of the Company to be held at the Hilton Huntington, 598 Broadhollow Road, Melville, New York 11747, on December 13, 2006 at 1:00 p.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

(continued on reverse side)

Ú  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ú

This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the nominees listed above in proposal 1 and FOR the ratification of the selection of BDO Seidman, LLP as the Company’s Independent Registered Public Accountants listed above in proposal 2. If any other matters properly come before the meeting that are not specifically set forth on the Proxy and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgment.

1.	TO ELECT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.		FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE. ☐	2.	TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	listed below (except as marked to the contrary below).					☐ To change your address, please mark this box and indicate new address below.

	Nominees: Gary P. Carpenter Russell J. Fichera Michael P. Moran	John Pappajohn Derace Schaffer, M.D. Harvey Z. Werblowsky

	TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:

Signature: Signature (if held jointly): Date: Number of Shares of Common Stock:

Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.